Exhibit H(34)

FORM OF

SPONSORED MEMBER JOINDER AGREEMENT

The funds listed below, being represented by the undersigned, hereby agree to be bound by all of the provisions of the FIXED INCOME CLEARING CORPORATION SPONSORED MEMBERSHIP AGREEMENT, dated October 10, 2017, by and between the Fixed Income Clearing Corporation, State Street Bank and Trust Company, and MassMutual Select Funds, MassMutual Premier Funds, MML Series Investment Fund, and MML Series Investment II, each on behalf of its series set forth on Schedule 1 thereto or on Sponsored Member Joinder Agreements.

Funds Becoming a Sponsored Member

MassMutual Select T. Rowe Price Retirement Balanced Fund

MassMutual Select T. Rowe Price Retirement 2005 Fund

MassMutual Select T. Rowe Price Retirement 2010 Fund

MassMutual Select T. Rowe Price Retirement 2015 Fund

MassMutual Select T. Rowe Price Retirement 2020 Fund

MassMutual Select T. Rowe Price Retirement 2025 Fund

MassMutual Select T. Rowe Price Retirement 2030 Fund

MassMutual Select T. Rowe Price Retirement 2035 Fund

MassMutual Select T. Rowe Price Retirement 2040 Fund

MassMutual Select T. Rowe Price Retirement 2045 Fund

MassMutual Select T. Rowe Price Retirement 2050 Fund

MassMutual Select T. Rowe Price Retirement 2055 Fund

MassMutual Select T. Rowe Price Retirement 2060 Fund

MassMutual Select T. Rowe Price Bond Asset Fund

MassMutual Select T. Rowe Price Emerging Markets Bond Fund

MassMutual Select T. Rowe Price International Equity Fund

MassMutual Select T. Rowe Price Large Cap Blend Fund

MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund

MassMutual Select T. Rowe Price Real Assets Fund

MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

MassMutual Select T. Rowe Price U. S. Treasury Long-Term Fund

[Signature page to follow]

FIXED INCOME	MassMutual Select Funds,
CLEARING CORPORATION	FOR AND ON BEHALF OF THE FUNDS SET FORTH ABOVE

By:	By:

Print Name:	Print Name: Renee Hitchcock

Title:	Title: CFO and Treasurer

Date:	Date:

State Street Bank and Trust Company

By:

Print Name: Harold O. Nichols

Title: Managing Director

Date: